UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒	Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material pursuant to Section 240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

ARGO Proxy Contest Q&A and Glossary of Terms

1.	When is the annual general meeting?

The Annual General Meeting is scheduled for Thursday, December 15, 2022, at 9 a.m. local Bermuda time (8:00 a.m. ET).

2.	What will happen at the annual general meeting?

At the annual general meeting, Argo shareholders will vote on, among other proposals set forth in the Company’s proxy statement, the election of the Company’s Board of Directors for the upcoming year. Shareholders as of the close of business on the record date, October 26, 2022, are entitled to vote at the annual general meeting. If you were a shareholder as of the record date (even if you subsequently sold your shares), we encourage you to vote promptly online, by phone, or by mail using the instructions on the BLUE proxy card or voting instruction form you receive from the Board. You may also vote at the annual general meeting if you register in advance if you are a shareholder of record or if you hold through a bank or broker and obtain a “legal” proxy to vote.

3.	Do you expect the proxy contest to be resolved before the annual general meeting?

Argo has attempted to work with Capital Returns to reach a constructive resolution that serves the best interests of all shareholders, and we remain open to good new ideas.

4.	How can I vote to support the Company's slate of directors?

If you were a shareholder as of the record date for the annual general meeting, you should expect to receive a BLUE proxy card or voting instruction form shortly. To elect Argo’s nominees, we encourage you to vote the BLUE proxy card or voting instruction form as soon as you receive it. No matter how many or how few shares you own, your vote is extremely important.

There are specific instructions on the BLUE proxy card outlining how to cast your vote if you are a shareholder of record. We encourage you to vote by internet, by telephone or by signing, dating, and returning the BLUE proxy card that is enclosed with the Company’s proxy statement using the postage-paid envelope provided.

If your shares are registered in the name of a bank, broker or other nominee, you will receive voting instructions from your broker that you must follow to direct your broker how to vote your shares.

Please vote all BLUE proxy card or instruction forms for all of your accounts if you receive multiple BLUE proxy cards to ensure that each account is voted. Please disregard, and do not return or vote, any white proxy cards or instruction forms you receive from Capital Returns. Please note that voting to “withhold” with respect to any of the Capital Returns nominees on a white proxy card will revoke any BLUE proxy card you previously submitted.

5.	How is a proxy contest conducted?

In the coming weeks, the Company and Capital Returns will use proxy materials, including a proxy statement, letters, press releases and presentations, among other things, to communicate with shareholders and obtain their support. These materials contain information about the proposals to be considered at the meeting and instructions on how to vote. Proxy materials generally must be filed with the Securities and Exchange Commission (“SEC”).

You will likely receive multiple mailings from each side (Argo and Capital Returns), and each mailing will include a proxy card with instructions about how to submit your vote. Importantly, only the latest dated proxy card that you vote will count.

Argo is using a BLUE proxy card. We urge you to promptly vote online, by phone, or by mail using the instructions on the Board’s BLUE proxy card and not to return or otherwise vote any white proxy card sent to you by Capital Returns. This is because if you vote on Capital Returns’ white proxy card – even if you vote to “withhold” on all their nominees – it will revoke any BLUE proxy card you previously submitted for those shares.

If you have any questions or need assistance voting, please call Innisfree M&A Incorporated, the proxy solicitor assisting us with the annual general meeting, toll-free at +1 (877) 750-9496.

6.	When will the proxy contest be over?

The solicitation of proxies for the 2022 annual general meeting will continue through the closing of the polls at the meeting itself on December 15, 2022. If you are a shareholder, you can expect to continue to receive numerous communications and proxy cards from the Company throughout this process, and you may also receive communications from Capital Returns.

7.	How many proxy cards will I receive? Do I need to vote all of them?

Many shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. It is very important that you take care to submit a vote for each account in which you hold shares. Additionally, we may choose to send a proxy card to you each time we send you a letter or other information. So, you may receive many proxy cards throughout the campaign.

We urge you not to return or otherwise vote any white proxy card sent to you by Capital Returns. This is because if you vote on Capital Returns’ white proxy card – even if you vote to “withhold” on all their nominees – it will revoke any BLUE proxy card or voting instruction form you previously submitted for those shares.

If you have any questions or need assistance voting, please call Innisfree M&A Incorporated, the proxy solicitor assisting us with the annual general meeting, toll-free at +1 (877) 750-9496.

8.	What should I tell others (customers, business partners, etc.) who ask me about the proxy contest?

You can let them know that this situation has no impact on our day-to-day operations and that we remain focused on meeting their needs and carrying out our strategy.

9.	What should I do if I am questioned by shareholders or members of the news media?

Please refer media inquiries to David Snowden, Group Communications, and investor/analyst inquires to Andrew Hersom and Greg Charpentier, Investor Relations. Please reach out to your manager with any questions.

Glossary of Terms

INDEPENDENT INSPECTOR OF ELECTIONS: A professional services organization specializing in independent tabulation and certification of voting results for corporations. The Inspector is a neutral party who makes sure that voting at the meeting is conducted fairly.

PROXY: A proxy is a written authorization given by a shareholder for another eligible party, such as the company’s Board, to cast the shareholder’s vote on his/her behalf at a shareholder meeting. A proxy permits an eligible voter to vote without being present at the actual meeting. Shareholders provide a proxy by signing, dating and returning a proxy card or by submitting their proxy by telephone or online. Shareholders can indicate exactly how they want their shares voted. Argo is recommending that its shareholders vote FOR the Board’s nominees on the BLUE Proxy Card.

PROXY CONTEST: A proxy contest occurs when two opposing parties solicit proxies from a company’s shareholders to vote on the election of directors or a particular shareholder proposal. These solicitations are governed by the SEC proxy rules. Each side uses a different proxy card. In this case, the Company is using the BLUE Proxy Card, while Capital Returns is using the white Proxy Card. This event is known as a proxy contest, or “fight,” because each party’s goal is to receive more shareholder votes than the other party.

PROXY SOLICITATION: An effort by the Board of Directors or an opposing party to obtain shareholders’ support for a particular action by seeking their authority to vote on their behalf at a shareholder meeting.

PROXY SOLICITOR: A specialist firm hired to solicit and gather proxy votes on behalf of one party or the other. Argo’s proxy solicitor is Innisfree M&A Incorporated.

PROXY STATEMENT: A filing with the SEC that provides information about the Company and the topics that will be addressed at the Company’s annual general meeting, which this year include the election of seven directors, the approval on an advisory, non-binding basis of the compensation of the Company’s named executive officers and the appointment of KPMG LLP as the Company’s auditor for the fiscal year ending December 31, 2022.

RECORD DATE: Date on which a shareholder must own shares in order to be entitled to vote at the annual general meeting. The record date is October 26, 2022, for Argo’s December 15, 2022, annual general meeting.

SEC: The Securities and Exchange Commission is a government agency that regulates securities and markets. In a proxy contest, the SEC reviews filings and public communications to ensure the free and accurate flow of information so shareholders can make informed decisions in investing and voting their shares.